Midway Announces US$12 Million Bought Deal Offering

May 20, 2011

VANCOUVER, BRITISH COLUMBIA - Midway Gold Corp. ("Midway" or the "Company") (TSX VENTURE:MDW)(NYSE Amex:MDW) is pleased to announce that it has entered into an agreement with Haywood Securities Inc. (the "Underwriter"), pursuant to which the Underwriter has agreed to purchase, on a bought deal basis, 7,500,000 common shares (the "Common Shares") of the Company at a price of US$1.60 per Common Share (the "Issue Price") for aggregate gross proceeds to the Company of US$12,000,000 (the "Offering"). The Common Shares are to be sold by way of a prospectus supplement to Midway's existing base shelf prospectus dated April 21, 2011 and filed with the securities commissions in the provinces of British Columbia, Alberta and Ontario and in the United States by way of a prospectus supplement to the Company's base shelf prospectus included in the Company's shelf registration statement filed with the U.S. Securities and Exchange Commission (the "SEC") on April 21, 2011.

Midway intends to use the net proceeds of the offering to advance its projects, to fund its general and administrative costs (including property maintenance fees) and for general working capital purposes.

Closing of the Offering is expected to occur on or about June 6, 2011 and is subject to receipt of all necessary regulatory approvals, including the approval of the TSX Venture Exchange and the NYSE Amex Equities.

Haywood Securities Inc. will receive a cash commission of 5% of the total gross proceeds.

Midway has filed a base shelf prospectus with the securities commissions in each of the provinces of British Columbia, Alberta and Ontario and a shelf registration statement with the SEC which will serve as the base for the Offering in the United States to which this communication relates. A copy of the base shelf prospectus in the provinces of British Columbia, Alberta and Ontario may be obtained by accessing the website maintained by the Canadian securities regulatory authorities at www.sedar.com. A copy of the shelf registration statement and prospectus filed in the United States may be obtained by visiting EDGAR on the SEC website at www.sec.gov. Before you invest, you should read the base shelf prospectus, any prospectus supplement and other documents the issuer has filed with the Canadian securities commissions and the SEC for more complete information about the issuer and this offering. Midway, any agent or any dealer participating in the offering will arrange to send you the base shelf prospectus and the prospectus supplement, when available, if you request it from the Underwriter at:

Haywood Securities Inc.
Suite 700-200 Burrard Street
Vancouver, BC, Canada
V6C 3L6
Attention: Michelle Jankovich
Telephone: 604-697-7126
E-mail: mjankovich@haywood.com

ON BEHALF OF THE BOARD
Daniel Wolfus
Daniel Wolfus, Chairman and CEO

About Midway Gold Corp.

Midway Gold Corp. is a precious metals company with a vision to design, build, and operate mines in a manner accountable to all stakeholders while producing an acceptable return to its shareholders.

This press release contains "forward-looking statements" and "forward-looking information" within the meaning of Canadian and United States securities laws, which may include, but is not limited to, the intended terms of the offering and use of proceeds. Such forward-looking statements and forward-looking information reflect our current views with respect to future use of proceeds and are subject to certain risks, uncertainties and assumptions, including but not limited to risks related to delays in closing, the receipt of regulatory approvals and changes in market conditions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated or expected. We do not undertake to update forward-looking statements or forward-looking information, except as may be required by law.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.